Exhibit 99.1

THORATEC ANNOUNCES ADDITIONS TO SENIOR MANAGEMENT TEAM

(PLEASANTON, CA), October 6, 2014—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, announced today that Niamh Pellegrini has joined Thoratec in the new role of President, North America.

This new position at Thoratec encompasses responsibility for all commercial operations within North America.  Ms. Pellegrini has over twenty-five years of experience in the healthcare industry through a broad range of operational and commercial leadership positions primarily at Johnson and Johnson.  Most recently, Ms. Pellegrini held senior sales, marketing and general management positions within the LifeScan and Acclarent business units of Johnson and Johnson.

This appointment follows the recent addition of Vasant Padmanabhan to the new position of Senior Vice President, Technical Operations, where he will have responsibility for all product research, development and manufacturing operations.  Mr. Padmanabhan has extensive experience in the cardiovascular medical device industry, including various research and development leadership roles over the past eighteen years at Medtronic, where he most recently held the position of Vice President, Product Development, Implantable Defibrillator Business.

“I am very pleased with these changes to Thoratec’s management team,” said D. Keith Grossman, President and Chief Executive Officer.  “Each of Ms. Pellegrini and Mr. Padmanabhan brings a demonstrated history of delivering results and will help to position Thoratec for improved operational execution and competitive performance going forward,” Mr. Grossman added.

About Thoratec

Thoratec is a world leader in therapies to address advanced-stage heart failure.  The company’s products include the HeartMate II® LVAS (Left Ventricular Assist Systems) and Thoratec® VAD (Ventricular Assist Device) with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures the CentriMag® and PediMag®/PediVAS® product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s website at http://www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate III, HeartMate PHP, PVAD, IVAD and Pocket Controller are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

The preceding paragraphs contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to, among other things, the Company’s future operations, its development of new products and increase in shareholder value. These statements can be identified by the words, “believes,” “expect,”  “estimates,” “potential,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties.  Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Contact:

Neil Meyer
Senior Director of Treasury and Investor Relations
Thoratec Corporation
(925) 738-0029